Exhibit 10.21

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER

THE SECURITIES ACT OF 1933, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT

REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

February 5, 2014

Dr. Timo Veromaa

President and CEO

Biotie Therapies Corp.

Joukahaisenkatu 6

F1-20520 Turku

Finland

Re: Phase 2 Milestone

Dear Dr. Veromaa:

Reference is made to the License and Commercialization Agreement effective as of November 21, 2006, as amended (the “Agreement”) between Medarex, Inc., now a wholly-owned subsidiary of Bristol-Myers Squibb Company (“BMS”) and BioTie Therapies Corporation (“BioTie”).

Pursuant to Section 3.3.1 of the Agreement, BioTie is required to pay BMS [*****] with respect to its anti-VAP1 antibody product, MDX1352/BTT1023.

MDX1352/13TT1023 is currently in Phase I clinical trial and BioTie is preparing the initiation of Phase II trial in which approximately [*****] patients will be enrolled. Due to the complexity and certain unpredictability of the outcome, BioTie seeks, and BMS hereby consents, to restructure this milestone payment, such that BioTie will make an initial, nonrefundable instalment of [*****] pursuant to the timing specified in Section 3.3,1, followed up by a second instalment of [*****] BioTie agrees to share the results of any such analysis with BMS within 60 days of the completion of said analysis.

If you are in agreement with the foregoing, please sign a duplicate original of this letter in the space provided and return it for our records.

Sincerely yours,

/s/ Arthur H. Bertelsen

BioTie Therapies Corporation
Arthur H. Bertelsen, Ph.D.
Vice President, Research Collaborations		/s/ Timo Veromaa
	Name:	Timo Veromaa
	Title:	CEO